Exhibit 99.1

For Immediate Release

Contact: Mike Wilson (864) 573-1621 mwilson@extendedstay.com

EXTENDED STAY AMERICA, INC. ANNOUNCES THE RESIGNATION

OF GREGORY R. MOXLEY AS CHIEF FINANCIAL OFFICER

Spartanburg, SC – January 6, 2004 – Extended Stay America, Inc. (NYSE: ESA) announced today that Gregory R. Moxley has resigned his positions as Chief Financial Officer, Secretary, and Treasurer of the Company to pursue other opportunities.  The resignation is effective immediately.

George D. Johnson, Jr., Chief Executive Officer, stated: “Gregg Moxley was a talented member of our management team and made many contributions to the company during his tenure as Vice President-Finance and CFO. He is a person of the highest character and integrity and we wish him well in his future endeavors.”

The search for a new Chief Financial Officer is underway.

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